Exhibit 99.1

National Commerce Corporation Announces Second Quarter 2017 Earnings

BIRMINGHAM, AL (July 25, 2017) (GLOBE NEWSWIRE) – National Commerce Corporation (Nasdaq: NCOM) (“NCC” or the “Company”), the parent company of National Bank of Commerce (“NBC”), today reported second quarter 2017 net income to common shareholders of $6.4 million, compared to $4.4 million for the second quarter of 2016. Diluted net earnings per share were $0.48 in the second quarter of 2017, compared to $0.45 in the first quarter of 2017 and $0.39 in the second quarter of 2016.

During the second quarter of 2017, the Company successfully completed an underwritten public offering of 1,104,000 shares of its common stock at a price of $37.00 per share and announced the execution of a definitive agreement to acquire Patriot Bank, headquartered in Trinity, Florida. “We are pleased to report these second quarter results, which reflect the hard work by our team during the quarter,” said President and Chief Executive Officer Richard Murray, IV. “We also know that the year is only half complete, so we need to stay focused on our work to grow the business while maintaining an emphasis on asset quality.”

Several important measures from the second quarter of 2017 are as follows:

●

Net Interest Margin (taxable equivalent) of 4.34% for the second quarter of 2017, compared to 4.18% for the first quarter of 2017 and 4.23% for the second quarter of 2016. The second quarter 2017 margin increased 0.16% compared to the 2017 first quarter due primarily to an increased yield on loans during the second quarter of 2017 compared to the 2017 first quarter.

●	Return on Average Assets of 1.06% for the second quarter of 2017, compared to 1.00% for the second quarter of 2016.

●	Return on Average Tangible Common Equity of 11.49% for the second quarter of 2017, compared to 10.31% for the second quarter of 2016.

●

Second quarter 2017 loan growth (excluding mortgage loans held-for-sale) of $63.9 million. Excluding factored receivables in the Company’s factoring subsidiary, Corporate Billing, LLC, second quarter 2017 loan growth was approximately $48.8 million.

●	Deposits decreased $75.8 million during the 2017 second quarter, primarily due to a decline in a few large deposit relationships and the maturity of a $25.0 million certificate of deposit.

●

$133.1 million in 2017 second quarter mortgage production, compared to $130.9 million for the first quarter of 2017 and $91.5 million during the 2016 second quarter. The first and second quarter of 2017 production includes mortgages closed by the mortgage division that the Company acquired in the Private Bancshares, Inc. transaction.

●	$251.0 million in 2017 second quarter purchased volume in the factoring division, compared to $253.6 million for the first quarter of 2017 and $167.1 million during the second quarter of 2016.

●	A decrease in non-acquired non-performing assets to $1.2 million at June 30, 2017, from $2.5 million at March 31, 2017.

●	Annualized net charge-offs of 0.07% of average loans for the second quarter of 2017, compared to net charge-offs of 0.05% for the second quarter of 2016.

●

Provision for loan losses of $1.2 million during the second quarter of 2017, compared to $156 thousand in the 2017 first quarter and $901 thousand in the second quarter of 2016. The increase during the 2017 second quarter was attributable in part to net charge-offs during the 2017 second quarter and loan growth.

●	Ending tangible book value per share of $18.45.

●	Ending book value per share of $25.82.

The Company will host a live audio webcast conference call beginning at 8:30 a.m. Central Time on July 26, 2017 to discuss earnings and operating results for the 2017 second quarter. Investors may call in (toll free) by dialing (844) 296-8205 (conference ID 55354529).  A replay of the conference call will be available until July 28, 2017 and can be accessed by dialing (855) 859-2056.

Investors who plan to participate in the live webcast of the conference call should access the webcast by visiting www.nationalbankofcommerce.com and clicking on the “Investor Relations” link under the “Learn More” tab located on that webpage.  A replay of the webcast will be available on the website for one year.  A copy of the news release will also be available at the same location.

Use of Non-GAAP Financial Measures

Some of the financial measures presented in this press release and included in the accompanying unaudited financial statements are not measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures include tangible common equity, return on average tangible common equity, tangible book value per share, allowance for loan losses to nonacquired loans, efficiency ratio and operating efficiency ratio. The Company’s management uses the non-GAAP financial measures set forth below in its analysis of the Company’s performance.

●	“Tangible common equity” is total shareholders’ equity less goodwill, other intangible assets and minority interest not included in intangible assets.

●	“Average tangible common equity” is defined as the average of tangible common equity for the applicable period.

●	“Return on average tangible common equity,” or ROATCE, is defined as net income available to common shareholders divided by average tangible common equity.

●

“Tangible book value per share” is defined as tangible common equity divided by total common shares outstanding. This measure is important to investors interested in changes from period to period in book value per share exclusive of changes in intangible assets.

The Company’s management believes these above measures, each of which utilizes the concept of tangible common equity rather than total common equity, provide useful information to management and investors because they eliminate the impact of goodwill and other intangible assets created in an acquisition. These measures are commonly used by investors when assessing financial institutions.

●

“Allowance for loan losses to nonacquired loans” is defined as the total allowance for loan losses, less the allowance for loan losses attributable to factored receivables, divided by nonacquired loans held for investment, excluding factored receivables at the end of the period. This measure is important to investors because it disaggregates the acquired and non-acquired loans and provides a measure that may be more comparable to a bank that has no acquired loans.   This measure also excludes the allowance and factored receivable balances at the Company’s subsidiary, Corporate Billing, LLC, which is helpful to investors because of the unique nature of that business and the rapid turnover of those receivables, and provides a measure that is more comparable to a bank that does not have a receivables factoring business.

●

“Efficiency ratio” is defined as noninterest expense divided by operating revenue (which is equal to net interest income plus noninterest income), excluding one-time gains and losses on sales of securities. This measure is important to investors looking for a measure of efficiency in productivity based on the amount of revenue generated for each dollar spent.

●

“Operating efficiency ratio” is defined as noninterest expense divided by operating revenue, excluding one-time gains and losses on sales of securities and one-time gains and expenses related to merger and acquisition activities. This measure is important to investors looking for a measure of efficiency in productivity based on the amount of revenue generated for each dollar spent.

The Company’s management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, the Company acknowledges that the non-GAAP financial measures have a number of limitations. As such, the Company cautions readers that these disclosures should not be viewed as a substitute for results determined in accordance with GAAP, and that these disclosures are not necessarily comparable to non-GAAP financial measures that other companies use. These non-GAAP financial measures exclude various items detailed in the attached “Non-GAAP Reconciliation.”

About National Commerce Corporation

National Commerce Corporation (Nasdaq: NCOM), a Delaware corporation, is a financial holding company headquartered in Birmingham, Alabama. Substantially all of the operations of National Commerce Corporation are conducted through the company’s wholly owned subsidiary, National Bank of Commerce. National Bank of Commerce currently operates seven full-service banking offices in Alabama, ten full-service banking offices in central and northeast Florida (including under the trade names United Legacy Bank and Reunion Bank of Florida) and two full-service banking offices in Atlanta, Georgia (including under the trade names Private Bank of Buckhead, Private Bank of Decatur and PrivatePlus Mortgage). National Bank of Commerce provides a broad array of financial services for commercial and consumer customers.

Additionally, National Bank of Commerce owns a majority stake in Corporate Billing, LLC, a transaction-based finance company headquartered in Decatur, Alabama that provides factoring, invoicing, collection and accounts receivable management services to transportation companies and automotive parts and service providers throughout the United States and parts of Canada.

National Commerce Corporation files periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.nationalbankofcommerce.com. More information about National Commerce Corporation and National Bank of Commerce may be obtained at www.nationalbankofcommerce.com.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements for which NCC claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in NCC’s future filings with the SEC, in press releases and in oral and written statements made by NCC or with NCC’s approval that are not statements of historical fact and that constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of NCC’s plans, objectives and expectations or those of its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to various risks and uncertainties, including those risks and uncertainties described under the heading “Risk Factors” in NCC’s Annual Report on Form 10-K for the year ended December 31, 2016 and described in any subsequent reports that NCC has filed with the SEC. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements, and these statements should not be relied upon as predictions of future events. NCC undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. In that respect, NCC cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

Additional Information about the Proposed Merger with Patriot Bank and Where to Find It

NCC has filed with the SEC a proxy statement-prospectus included within a Registration Statement on Form S-4 (File No. 333-218826) in connection with the previously announced proposed merger of Patriot Bank, a Florida banking corporation, with and into NBC. Investors and security holders of Patriot Bank are urged to carefully read the important information contained in the proxy statement-prospectus regarding the proposed transaction. Copies of the proxy statement-prospectus and other relevant documents are available free of charge at the SEC’s website at www.sec.gov, and on NCC’s website at www.nationalbankofcommerce.com under the “Investor Relations” tab. The materials may also be obtained by writing to NCC at: National Commerce Corporation, c/o Investor Relations, 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209, or by calling (205) 313-8100.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Patriot Bank, NCC, NBC and their respective directors, executive officers, employees and agents may be deemed to be participants in the solicitation of proxies from Patriot Bank’s shareholders with respect to the proposed merger. Additional information regarding the interests of such potential participants is included in the proxy statement-prospectus and other relevant documents filed with the SEC.

Contact:

National Commerce Corporation

William E. Matthews, V
Vice Chairman and Chief Financial Officer
(205) 313-8122

NATIONAL COMMERCE CORPORATION

Unaudited Financial Highlights

(In thousands, except share and per share amounts and percentages or as otherwise noted)

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Earnings Summary
Interest income	$26,466	$24,899	$19,032	$18,836	$18,382
Interest expense	2,513	2,469	2,042	1,959	1,730
Net interest income	23,953	22,430	16,990	16,877	16,652
Provision for loan losses	1,155	156	441	373	901
Gain on sale of securities	28	-	-	-	-
Other noninterest income (1)	5,072	5,440	3,472	4,002	3,357
Merger/conversion-related expenses	344	387	169	160	12
Other noninterest expense (2)	17,393	18,074	11,971	12,472	12,242
Income before income taxes	10,161	9,253	7,881	7,874	6,854
Income tax expense	3,281	2,841	2,600	2,639	2,072
Net income before minority interest	6,880	6,412	5,281	5,235	4,782
Net income attributable to minority interest	431	493	374	422	428
Net income to common shareholders	$6,449	$5,919	$4,907	$4,813	$4,354

Weighted average common and diluted shares outstanding
Basic	13,190,582	12,901,040	10,930,309	10,890,860	10,866,788
Diluted	13,551,745	13,283,075	11,173,733	11,115,134	11,067,972

Net earnings per common share
Basic	$0.49	$0.46	$0.45	$0.44	$0.40
Diluted	$0.48	$0.45	$0.44	$0.43	$0.39

	June 30,	March 31,	December 31,	September 30,	June 30,
Selected Performance Ratios	2017	2017	2016	2016	2016
Return on average assets (ROAA) (3)	1.06%	1.00%	1.05%	1.08%	1.00%
Return on average equity (ROAE)	7.86	7.67	8.33	8.36	7.84
Return on average tangible common equity
(ROATCE)	11.49	11.45	10.78	10.90	10.31
Net interest margin - taxable equivalent	4.34	4.18	3.99	4.18	4.23
Efficiency ratio	61.11	66.24	59.33	60.50	61.24
Operating efficiency ratio (2)	59.92	64.85	58.50	59.73	61.18
Noninterest income / average assets (annualized)	0.83	0.92	0.74	0.90	0.77
Noninterest expense / average assets (annualized)	2.91	3.11	2.60	2.85	2.83
Yield on loans	5.38	5.29	4.95	5.08	5.06
Cost of total deposits	0.40%	0.40%	0.40%	0.40%	0.40%

	June 30,	March 31,	December 31,	September 30,	June 30,
Factoring Metrics	2017	2017	2016	2016	2016
Recourse purchased volume	$101,295	$127,882	$82,923	$71,872	$68,567
Non-recourse purchased volume	149,740	125,751	104,797	100,486	98,550
Total purchased volume	$251,035	$253,633	$187,720	$172,358	$167,117
Average turn (days)	38.47	35.61	38.35	38.13	39.92
Net charge-offs / total purchased volume	0.12%	0.03%	0.12%	0.05%	0.07%
Average discount rate	1.52%	1.44%	1.67%	1.70%	1.69%

	June 30,	March 31,	December 31,	September 30,	June 30,
Mortgage Metrics	2017	2017	2016	2016	2016
Total production ($)	$133,063	$130,875	$76,028	$91,613	$91,466
Refinance (%)	24.0%	27.4%	40.2%	30.4%	17.2%
Purchases (%)	76.0%	72.6%	59.8%	69.6%	82.8%

NATIONAL COMMERCE CORPORATION

Unaudited Financial Highlights

(In thousands, except share and per share amounts and percentages or as otherwise noted)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
Balance Sheet Highlights	2017	2017	2016	2016	2016
Cash and cash equivalents	$224,760	$318,730	$217,293	$122,920	$86,163
Total investment securities	101,569	98,390	99,709	102,848	89,495
Mortgage loans held-for-sale	19,482	19,517	15,373	7,810	19,468
Acquired purchased credit-impaired loans	21,065	22,465	11,975	11,995	12,900
Acquired non-purchased credit-impaired loans	490,198	539,056	313,399	320,630	344,167
Nonacquired loans held for investment (4)	1,252,970	1,153,897	1,076,209	1,009,677	978,836
CBI loans (factoring receivables)	114,361	99,317	83,901	70,066	70,673
Total gross loans held for investment	1,878,594	1,814,735	1,485,484	1,412,368	1,406,576
Allowance for loan losses	13,407	12,565	12,113	11,950	11,642
Total intangibles	103,270	103,519	52,803	52,962	53,154
Total assets	2,418,052	2,445,149	1,950,784	1,779,278	1,735,782
Total deposits	2,004,528	2,080,307	1,667,710	1,499,879	1,460,877
FHLB and other borrowings	7,000	7,000	7,000	7,000	7,000
Subordinated debt	24,527	24,513	24,500	24,487	24,540
Total liabilities	2,054,792	2,127,727	1,713,740	1,547,105	1,509,662
Minority interest	7,366	7,427	7,309	7,357	7,362
Common stock	141	129	109	109	109
Total shareholders' equity	363,260	317,422	237,044	232,173	226,120
Tangible common equity	$259,558	$213,410	$183,866	$178,788	$172,538
End of period common shares outstanding	14,070,528	12,948,778	10,934,541	10,920,423	10,870,033

	As of and For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Asset Quality Analysis	2017	2017	2016	2016	2016
Nonacquired
Nonaccrual loans	$50	$68	$69	$19	$248
Other real estate and repossessed assets	-	1,849	2,068	2,068	2,068
Loans past due 90 days or more and still accruing	1,172	538	581	358	406
Total nonacquired nonperforming assets	$1,222	$2,455	$2,718	$2,445	$2,722
Acquired
Nonaccrual loans	$2,827	$2,949	$2,768	$2,982	$3,099
Other real estate and repossessed assets	-	-	-	92	92
Loans past due 90 days or more and still accruing	-	-	-	-	-
Total acquired nonperforming assets	$2,827	$2,949	$2,768	$3,074	$3,191
Selected asset quality ratios
Nonperforming assets / Assets	0.17%	0.22%	0.28%	0.31%	0.34%
Nonperforming assets / (Loans + OREO + repossessed assets)	0.22	0.30	0.37	0.39	0.42
Net charge-offs (recoveries) to average loans (annualized)	0.07	(0.07)	0.08	0.02	0.05
Allowance for loan losses to total loans	0.71	0.69	0.82	0.85	0.83
Nonacquired nonperforming assets / (Nonacquired loans + nonacquired OREO + nonacquired repossessed assets) (4)	0.10	0.21	0.25	0.24	0.28
Allowance for loan losses to nonacquired nonperforming loans	1,097.14	2,073.43	1,863.54	3,169.76	1,780.12
Allowance for loan losses to nonacquired loans (4)	1.03%	1.05%	1.08%	1.13%	1.14%

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Taxable Equivalent Yields/Rates	2017	2017	2016	2016	2016
Interest income:
Loans	5.38%	5.29%	4.95%	5.08%	5.06%
Mortgage loans held-for-sale	3.72	4.13	2.99	4.12	3.51
Interest on securities:
Taxable	2.98	2.63	2.52	2.55	1.95
Non-taxable	4.91	4.98	4.90	4.85	4.93
Cash balances in other banks	1.09	0.84	0.63	0.60	0.65
Total interest-earning assets	4.79	4.64	4.47	4.66	4.67

Interest expense:
Interest on deposits	0.57	0.56	0.55	0.54	0.54
Interest on FHLB and other borrowings	4.01	3.19	4.04	4.04	4.08
Interest on subordinated debt	6.36	6.42	6.30	6.32	6.34
Total interest-bearing liabilities	0.68	0.68	0.69	0.68	0.62
Net interest spread	4.11	3.96	3.78	3.98	4.05
Net interest margin	4.34%	4.18%	3.99%	4.18%	4.23%

NATIONAL COMMERCE CORPORATION

Unaudited Financial Highlights

(In thousands, except share and per share amounts and percentages or as otherwise noted)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Shareholders' Equity and Capital Ratios
Tier 1 Leverage Ratio	10.69%	8.86%	9.57%	9.74%	9.51%
Tier 1 Common Capital Ratio	13.17	11.06	11.46	11.64	11.25
Tier 1 Risk-based Capital Ratio	13.17	11.06	11.46	11.64	11.25
Total Risk-based Capital Ratio	15.18	13.07	13.90	14.19	13.79
Equity / Assets	15.02	12.98	12.15	13.05	13.03
Tangible common equity to tangible assets	11.21%	9.11%	9.69%	10.36%	10.25%
Book value per share	$25.82	$24.51	$21.68	$21.26	$20.80
Tangible book value per share	$18.45	$16.48	$16.82	$16.37	$15.87

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Detail of other noninterest expense
Salaries and employee benefits	$9,663	$10,073	$6,935	$6,948	$6,907
Commission-based compensation	1,684	1,723	1,076	1,104	1,036
Occupancy and equipment expense	1,479	1,473	1,193	1,181	1,131
Data processing expenses	1,007	948	568	572	618
Advertising and marketing expenses	327	468	156	198	191
Legal fees	193	233	163	182	179
FDIC insurance assessments	408	258	234	246	257
Property and casualty insurance premiums	209	143	95	90	166
Accounting and audit expenses	294	318	211	252	249
Consulting and other professional expenses	517	497	201	330	184
Telecommunications expenses	169	186	114	146	140
ORE, Repo asset and other collection expenses	49	272	41	142	89
Core deposit intangible amortization	348	348	182	191	192
Other noninterest expense	1,390	1,521	971	1,050	915
Total noninterest expense	$17,737	$18,461	$12,140	$12,632	$12,254

NATIONAL COMMERCE CORPORATION

Unaudited Financial Highlights

(In thousands, except share and per share amounts and percentages or as otherwise noted)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
Non-GAAP Reconciliation	2017	2017	2016	2016	2016
Total shareholders' equity	$363,260	$317,422	$237,044	$232,173	$226,120
Less: intangible assets	103,270	103,519	52,803	52,962	53,154
Less: minority interest not included in intangible assets	432	493	375	423	428
Tangible common equity	$259,558	$213,410	$183,866	$178,788	$172,538
Common shares outstanding at year or period end	14,070,528	12,948,778	10,934,541	10,920,423	10,870,033
Tangible book value per share	$18.45	$16.48	$16.82	$16.37	$15.87
Total assets at end of period	$2,418,052	$2,445,149	$1,950,784	$1,779,278	$1,735,782
Less: intangible assets	103,270	103,519	52,803	52,962	53,154
Adjusted total assets at end of period	$2,314,782	$2,341,630	$1,897,981	$1,726,316	$1,682,628
Tangible common equity to tangible assets	11.21%	9.11%	9.69%	10.36%	10.25%
Total allowance for loan losses	$13,407	$12,565	$12,113	$11,950	$11,642
Less: allowance for loan losses attributable to CBI (factoring receivables)	500	500	500	500	500
Adjusted allowance for loan losses at end of period	$12,907	$12,065	$11,613	$11,450	$11,142
Nonacquired loans held for investment (4)	1,252,970	1,153,897	1,076,209	1,009,677	978,836
Allowance for loan losses to nonacquired loans (4)	1.03%	1.05%	1.08%	1.13%	1.14%

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Non-GAAP Reconciliation
Total average shareholders' equity	$328,886	$312,971	$234,249	$228,953	$223,357
Less: average intangible assets	103,403	103,004	52,872	53,056	53,234
Less: average minority interest not included in intangible assets	318	295	262	282	284
Average tangible common equity	$225,165	$209,672	$181,115	$175,615	$169,839
Net income to common shareholders	6,449	5,919	4,907	4,813	4,354
Return on average tangible common equity (ROATCE)	11.49%	11.45%	10.78%	10.90%	10.31%
Efficiency ratio:
Net interest income	$23,953	$22,430	$16,990	$16,877	$16,652
Total noninterest income	5,100	5,440	3,472	4,002	3,357
Less: gain (loss) on sale of securities	28	-	-	-	-
Operating revenue	$29,025	$27,870	$20,462	$20,879	$20,009
Expenses:
Total noninterest expenses	$17,737	$18,461	$12,140	$12,632	$12,254
Efficiency ratio	61.11%	66.24%	59.33%	60.50%	61.24%
Operating efficiency ratio:
Net interest income	$23,953	$22,430	$16,990	$16,877	$16,652
Total noninterest income	5,100	5,440	3,472	4,002	3,357
Less: gain (loss) on sale of securities	28	-	-	-	-
Operating revenue	$29,025	$27,870	$20,462	$20,879	$20,009
Expenses:
Total noninterest expenses	$17,737	$18,461	$12,140	$12,632	$12,254
Less: merger/conversion-related expenses	344	387	169	160	12
Adjusted noninterest expenses	$17,393	$18,074	$11,971	$12,472	$12,242
Operating efficiency ratio	59.92%	64.85%	58.50%	59.73%	61.18%

(1) Excludes securities gains

(2) Excludes merger/conversion-related expenses

(3) Net income to common shareholders / average assets

(4) Excludes CBI loans (factoring receivables)

NATIONAL COMMERCE CORPORATION

Unaudited Consolidated Balance Sheets

(In thousands, except share and per share data)

Assets
	June 30, 2017	December 31, 2016
Cash and due from banks	$27,619	$35,897
Interest-bearing deposits with banks	197,141	181,396
Cash and cash equivalents	224,760	217,293
Investment securities held-to-maturity (fair value of $26,288 and $25,894 at June 30, 2017 and December 31, 2016, respectively)	26,107	26,329
Investment securities available-for-sale	75,462	73,380
Other investments	10,600	7,879
Mortgage loans held-for-sale	19,482	15,373
Loans, net of unearned income	1,878,594	1,485,484
Less: allowance for loan losses	13,407	12,113
Loans, net	1,865,187	1,473,371
Premises and equipment, net	35,141	31,884
Accrued interest receivable	5,082	4,129
Bank-owned life insurance	31,762	28,034
Other real estate	-	2,068
Deferred tax assets, net	14,809	13,486
Goodwill	98,955	50,771
Core deposit intangible, net	4,315	2,032
Other assets	6,390	4,755
Total assets	$2,418,052	$1,950,784

Liabilities and Shareholders’ Equity
Deposits:
Noninterest-bearing demand	$608,280	$429,030
Interest-bearing demand	322,020	262,261
Savings and money market	810,941	703,289
Time	263,287	273,130
Total deposits	2,004,528	1,667,710
Federal Home Loan Bank advances	7,000	7,000
Subordinated debt	24,527	24,500
Accrued interest payable	709	829
Other liabilities	18,028	13,701
Total liabilities	2,054,792	1,713,740

Shareholders’ equity:
Preferred stock, 250,000 shares authorized, no shares issued or outstanding	-	-
Common stock, $0.01 par value, 30,000,000 shares authorized, 14,070,528 and 10,934,541 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	141	109
Additional paid-in capital	318,932	205,372
Retained earnings	36,373	24,005
Accumulated other comprehensive income	448	249
Total shareholders' equity attributable to National Commerce Corporation	355,894	229,735
Noncontrolling interest	7,366	7,309
Total shareholders' equity	363,260	237,044
Total liabilities and shareholders' equity	$2,418,052	$1,950,784

NATIONAL COMMERCE CORPORATION

Unaudited Consolidated Statements of Earnings

(In thousands, except share and per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Interest and dividend income:
Interest and fees on loans	$24,987	$17,669	$48,580	$35,152
Interest and dividends on taxable investment securities	606	383	1,177	795
Interest on non-taxable investment securities	197	201	397	401
Interest on interest-bearing deposits and federal funds sold	676	129	1,211	347
Total interest income	26,466	18,382	51,365	36,695
Interest expense:
Interest on deposits	2,054	1,476	4,064	3,045
Interest on borrowings	70	71	141	152
Interest on subordinated debt	389	183	777	183
Total interest expense	2,513	1,730	4,982	3,380
Net interest income	23,953	16,652	46,383	33,315
Provision for loan losses	1,155	901	1,311	2,434
Net interest income after provision for loan losses	22,798	15,751	45,072	30,881
Other income:
Service charges and fees on deposit accounts	640	505	1,307	985
Mortgage origination and fee income	3,154	1,627	6,299	3,019
Merchant sponsorship revenue	602	491	1,346	1,013
Income from bank-owned life insurance	219	204	435	408
Wealth management fees	14	11	24	24
Gain on other real estate	105	119	104	275
Gain on sale of investment securities available-for-sale	28	-	28	-
Other	338	400	997	758
Total other income	5,100	3,357	10,540	6,482
Other expense:
Salaries and employee benefits	9,663	6,907	19,736	13,852
Commission-based compensation	1,684	1,036	3,407	1,911
Occupancy and equipment	1,479	1,131	2,952	2,266
Core deposit intangible amortization	348	192	696	383
Other operating expense	4,563	2,988	9,407	5,895
Total other expense	17,737	12,254	36,198	24,307
Earnings before income taxes	10,161	6,854	19,414	13,056
Income tax expense	3,281	2,072	6,122	4,155
Net earnings	6,880	4,782	13,292	8,901
Less: Net earnings attributable to noncontrolling interest	431	428	924	768
Net earnings attributable to National Commerce Corporation	$6,449	$4,354	$12,368	$8,133

Weighted average common and diluted shares outstanding
Basic	13,190,582	10,866,788	13,046,611	10,861,330
Diluted	13,551,745	11,067,972	13,422,704	11,059,906

Basic earnings per common share	$0.49	$0.40	$0.95	$0.75
Diluted earnings per common share	$0.48	$0.39	$0.92	$0.74

NATIONAL COMMERCE CORPORATION

Average Balance Sheets and Net Interest Analysis

	For the Three Months Ended
(Dollars in thousands)	June 30, 2017			March 31, 2017			December 31, 2016			September 30, 2016			June 30, 2016
Interest-earning assets	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Loans	$1,849,258	$24,823	5.38%	$1,793,241	$23,377	5.29%	$1,446,629	$18,012	4.95%	$1,399,016	$17,853	5.08%	$1,391,789	$17,523	5.06%
Mortgage loans held-for-sale	18,321	170	3.72	21,809	222	4.13	10,366	78	2.99	13,986	145	4.12	17,288	151	3.51
Securities:
Taxable securities	81,645	606	2.98	88,062	571	2.63	82,881	525	2.52	76,787	493	2.55	78,907	383	1.95
Tax-exempt securities	25,573	313	4.91	25,824	317	4.98	25,910	319	4.90	26,029	317	4.85	26,036	319	4.93
Cash balances in other banks	249,361	676	1.09	258,672	535	0.84	140,813	224	0.63	101,422	152	0.60	80,140	129	0.65
Total interest-earning assets	2,224,158	$26,588	4.79	2,187,608	$25,022	4.64	1,706,599	$19,158	4.47	1,617,240	$18,960	4.66	1,594,160	$18,505	4.67
Noninterest-earning assets	218,088			220,006			149,709			148,275			148,959
Total assets	$2,442,246			$2,407,614			$1,856,308			$1,765,515			$1,743,119

Interest-bearing liabilities
Interest-bearing transaction accounts	$341,238	$243	0.29%	$332,361	$217	0.26%	$235,340	$149	0.25%	$214,439	$125	0.23%	$210,776	$124	0.24%
Savings and money market deposits	821,130	1,138	0.56	804,537	1,096	0.55	633,765	791	0.50	612,618	713	0.46	603,173	698	0.47
Time deposits	290,097	673	0.93	306,404	697	0.92	273,293	643	0.94	283,022	661	0.93	288,350	654	0.91
Federal Home Loan Bank and other borrowed money	7,000	70	4.01	9,016	71	3.19	7,000	71	4.04	7,000	71	4.04	7,000	71	4.08
Subordinated debt	24,520	389	6.36	24,507	388	6.42	24,494	388	6.30	24,498	389	6.32	11,605	183	6.34
Total interest-bearing liabilities	1,483,985	$2,513	0.68	1,476,825	$2,469	0.68	1,173,892	$2,042	0.69	1,141,577	$1,959	0.68	1,120,904	$1,730	0.62
Noninterest-bearing deposits	612,910			600,897			431,253			381,205			388,363
Total funding sources	2,096,895			2,077,722			1,605,145			1,522,782			1,509,267
Noninterest-bearing liabilities	16,465			16,921			16,914			13,780			10,495
Shareholders' equity	328,886			312,971			234,249			228,953			223,357
	$2,442,246			$2,407,614			$1,856,308			$1,765,515			$1,743,119
Net interest rate spread			4.11%			3.96%			3.78%			3.98%			4.05%
Net interest income/margin (taxable equivalent)		24,075	4.34%		22,553	4.18%		17,116	3.99%		17,001	4.18%		16,775	4.23%
Tax equivalent adjustment		122			123			126			124			123
Net interest income/margin		$23,953	4.32%		$22,430	4.16%		$16,990	3.96%		$16,877	4.15%		$16,652	4.20%